CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q of EuroGas, Inc. (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, , Hank Blankenstein Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 20, 2007

By: /s/ Hank Blankenstein
Name: Hank Blankenstein
Title: Chief Financial Officer